Exhibit 3.43

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

HUGHES UTILITIES, LTD.

Pursuant to the provisions of section 620.1202, Florida Statutes, HUGHES UTILITIES, LTD., a Florida limited partnership, adopts the following Certificate of Amendment to its Certificate of Limited Partnership:

FIRST:  The name of the limited partnership is HUGHES UTILITIES, LTD.

SECOND:  The limited partnership’s Certificate of Limited Partnership was filed with the Florida Department of State on November 22, 2004.

THIRD:  Section 1 of the Certificate of Limited Partnership of the limited partnership is hereby amended in its entirety to read as follows:

1.  Name.  The name of the limited partnership is as follows:

HD Supply Utilities, Ltd.

FOURTH: This Certificate of Amendment shall be effective at the time of its filing with the Florida Department of State.

The undersigned general partner of the limited partnership hereby executes this Certificate of Amendment to the Certificate of Limited Partnership this  3rd  day of October, 2006.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC., a Delaware corporation

By:	/s/ David Bearman
David Bearman, Vice President

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES UTILITIES, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1.       Name.  The name of the limited partnership is as follows:

Hughes Utilities, Ltd.

2.      Address.  The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way
Orlando, FL 82805

3.      Registered Agent.  The address of the office and the name and address of the agent for service of process required to be maintained by Section 620.105, Florida Statutes, are as follows:

Corporation Service Company 1201 Hayes Street Tallahassee, FL 32301

4.      General Partner.  The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc. One Hughes Way Orlando, FL 32805

5.      Termination.  The latest date upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this  19th  day of   November  , 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Paré

Name:	John Z. Paré

Title:	Secretary

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